                                                                     Exhibit 4.1

                                 THIRD AMENDMENT
                                 ---------------
                               TO CREDIT AGREEMENT
                               -------------------

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Third Amendment") is made and entered into as of the 10th day of May, 2001, by and among GLOBAL IMAGING SYSTEMS, INC., a corporation organized under the laws of Delaware (the "Company"), the Material Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the "Borrowers"), the Lenders party to the Credit Agreement referred to below (the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (the "Administrative Agent"), KEY CORPORATE CAPITAL, INC., as Syndication Agent for the Lenders (the "Syndication Agent"), and THE BANK OF NOVA SCOTIA, as Documentation Agent for the Lenders (the "Documentation Agent").

                              Statement of Purpose
                              --------------------

     The Lenders agreed to extend certain credit facilities to the Borrowers pursuant to the Amended and Restated Credit Agreement dated as of June 23, 1999 by and among the Borrowers, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     The parties now desire to amend or modify certain provisions of the Credit Agreement in certain respects on the terms and conditions set forth below.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized Terms. All capitalized undefined terms used in this Third Amendment shall have the meanings assigned thereto in the Credit Agreement.

     2. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby modified as follows:

          (a) Adding the following proviso to the definition of Revolving Credit
     Commitment:

     "; provided that notwithstanding the above, at any time that the SweepPlus Program is effective, the Borrower shall maintain at least $15,000,000 of availability under the Revolving Credit Facility."

          (b) Inserting the following definition in alphabetical order:

               "SweepPlus Program" means the deposit account management facility entered into between the Company and First Union pursuant to documentation satisfactory thereto."

     3. Amendment to Section 2.3(a) of the Credit Agreement. Clause (ii)(B)(z) of Section 2.3(a) of the Credit Agreement is hereby amended by (a) deleting the word "principle" therein and inserting "principal" in lieu thereof and (b) inserting the following proviso at the end of such clause:

     "(provided that Swingline Loans being made pursuant to the SweepPlus Program may be in a minimum amount of $1,000 or any increment thereof)"

     4. Amendment to Section 2.4(c) of the Credit Agreement. The following proviso is hereby added to the final sentence of Section 2.4(c):

     " (provided that repayments of Swingline Loans made pursuant to the SweepPlus Program may be in a minimum amount of $1,000 or any increment thereof)."

     5. Amendment to Section 5.1(e) of the Credit Agreement. Section 5.1(e) of the Credit Agreement is hereby amended by inserting the following proviso at the end of the first sentence of such Section:

     "; provided that interest on each Swingline Loan made while the SweepPlus Program is effective shall be payable in arrears on the last Business Day of each calendar month."

     6. Amendment to Section 5.3(b) of the Credit Agreement. Section 5.3(b) of the Credit Agreement is hereby amended by inserting the following proviso at the end of the first sentence of such Section:

     "; provided that the aggregate amount of outstanding Swingline Loans made while the SweepPlus Program is effective shall not be considered usage of the Revolving Credit Facility for the purpose of calculating such utilization fee."

     7. Amendment to Section 7.1(u) of the Credit Agreement. Section 7.1(u) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

     "(u) Litigation. Except as set forth on Schedule 7.1(u), as of the Closing Date there are no Material actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or in any way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator or any kind or before or by any Governmental Authority. For purposes of this
     Section 7.1(u) only, "Material" shall mean any such actions, suits or proceedings with an actual or potential amount in controversy greater than $100,000 or that would have or could lead to a Material Adverse Effect on any Borrower or any Subsidiary thereof."

     8. Amendment to Section 11.2 of the Credit Agreement. Section 11.2 of the Credit Agreement is hereby amended by inserting a new clause (e) thereto as follows:

          "(e) Guaranty obligations of Southern Business Communications, Inc. pursuant to that Guaranty Agreement dated as of November 1, 2000 entered in favor of National Build to Suit Brookside 500/600, L.L.C. (the "Landlord") with respect to certain obligations of AV Presentations, Inc. under the lease agreement dated as of November 7, 2000 by and between AV Presentations, Inc. and Landlord, a copy of which lease agreement and guaranty agreement have been delivered to the Administrative Agent. "

     9. Amendment to Section 11.7 of the Credit Agreement. Section 11.7 of the Credit Agreement is hereby amended by inserting a new clause (e) thereto as follows:

          "(e) In addition to the redemption permitted by clause (d) of this
     Section 11.7 created pursuant to the Second Amendment to this Agreement (and which redemption basket has been fully utilized), the Company may redeem certain additional shares of its capital stock and place such shares in treasury for reissuance as partial consideration for future permitted acquisitions; provided that (i) no Default exists immediately prior to any such redemption or would be created thereby, (ii) the aggregate purchase price of the capital stock redeemed by the Company pursuant to this paragraph (including all fees and expenses related thereto) shall not exceed $4,000,000 and (iii) that any redemption otherwise permitted by this clause (e) must by completed by December 31, 2001 and shall not in any event result in the Leverage Ratio exceeding 3.75 to 1.00 (calculated on a pro forma basis to include the contemplated redemption as of the last fiscal quarter for which quarterly financial reports have been received pursuant to Section 8.1(a)).

     10. Additional Agreements.

     (a) Swingline Facility and SweepPlus Program. Notwithstanding the notice requirements of Section 2.3 and Section 2.4(c) of the Credit Agreement, the Borrowers and Lenders hereby authorize the Swingline Lender to (i) automatically draw on the Swingline Facility on behalf of the Borrowers and (ii) debit any account of the Borrowers in order to repay Swingline Loans, in each case at any time pursuant to the terms of the SweepPlus Program. In addition, while the SweepPlus Program is effective, the Borrower shall not be permitted to submit any Notice of Revolving Credit/Swingline Borrowing with respect to any Swingline Loans; all Swingline Loans shall be made pursuant to the terms of and for the purposes specified in the SweepPlus Program.

     (b) Agreement with respect to Certain Liens and Vendor-Provided Financing. The Administrative Agent and Lenders party hereto hereby agree that (i) the Liens described as Schedule I hereto shall not be deemed to breach Section 9.14 or Section 11.3 of the Credit Agreement and (ii) the Vendor-Provided Financing extended by Transamerica Commercial Finance Corporation ("TCFC") in favor of Lewan & Associates, Inc. substantially in the form delivered pursuant to Section 11(b) hereof shall not be deemed Debt under the Credit Agreement.

     (c) Documentation Agent. As a result of the assignment by ScotiaBanc Inc. of one hundred percent (100%) of its Commitments and Extensions of Credit to its affiliate, The Bank of Nova Scotia, such latter entity shall be deemed Documentation Agent for purposes of the Credit Agreement.

     11. Condition Precedent. This Third Amendment shall be effective upon receipt by the Administrative Agent of (a) duly executed signature pages hereto by the Borrowers and the Lenders constituting Required Lenders under the Credit Agreement, (b) loan and security documentation provided by TCFC and related to the Liens listed on Schedule I and (c) payment of all required fees with respect to this Third Amendment.

     12. Effect of Amendment and Waiver. Except as expressly modified hereby, the Credit Agreement and Loan Documents shall be and remain in full force and effect. The amendments and waivers granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of or default under the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith.

     13. Representations and Warranties/No Default.

     (a) By its execution hereof, the Borrowers hereby certify that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that no Default or Event of Default has occurred and is continuing as of the date hereof.

     (b) By its execution hereof, the Borrowers hereby represent and warrant that each Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Third Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

     (c) This Third Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Borrower and each Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or each Subsidiary thereof party thereto, enforceable in accordance with its terms.

     14. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Third Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

     15. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

     16. Counterparts. This Third Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

     17. Fax Transmission. A facsimile, telecopy or other reproduction of this Third Amendment may be executed by one or more parties hereto, and an executed copy of this Third Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Third Amendment as well as any facsimile, telecopy or other reproduction hereof.

                        Schedule I: Third Amendment Liens


                                 [See Attached]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date and year first above written.

                                     BORROWERS:

[CORPORATE SEAL]                     GLOBAL IMAGING SYSTEMS, INC., as
                                     Borrower

                                     By:
                                         ---------------------------------------
                                     Name:  Raymond Schilling
                                     Title: CFO, Senior Vice President,
                                            Treasurer and Secretary of
                                            such Borrower


                                     GLOBAL OPERATIONS TEXAS, L.P. (f/k/a
                                       Felco Office Systems), as Borrower

[CORPORATE SEAL]                     By:  Global Imaging Systems, Inc.
                                     Its: General Partner

                                     By:
                                         ---------------------------------------
                                     Name:  Raymond Schilling
                                     Title: CFO, Senior Vice President,
                                            Treasurer and Secretary of
                                            such Borrower


                  [Signatures Continued on the Following Page]

                                     BORROWERS:

[CORPORATE SEALS]                    GLOBAL IMAGING OPERATIONS, INC.,
                                     GLOBAL IMAGING FINANCE COMPANY,
                                     AMERICAN PHOTOCOPY EQUIPMENT
                                        COMPANY OF PITTSBURGH (d/b/a
                                        AMCOM Office Systems),
                                     BERNEY, INC.,
                                     BUSINESS EQUIPMENT UNLIMITED,
                                     CAMERON OFFICE PRODUCTS, INC.,
                                     CONNECTICUT BUSINESS SYSTEMS, INC.,
                                     CONWAY OFFICE PRODUCTS, INC.,
                                     COPY SERVICE AND SUPPLY, INC.,
                                     DUPLICATING SPECIALTIES, INC.
                                        (d/b/a Copytronix),
                                     EASTERN COPY PRODUCTS, INC.,
                                     ELECTRONIC SYSTEMS, INC.,
                                     ELECTRONIC SYSTEMS OF RICHMOND, INC.,
                                     QUALITY BUSINESS SYSTEMS, INC.,
                                     SOUTHERN BUSINESS COMMUNICATIONS, INC.,
                                     CARR BUSINESS SYSTEMS, INC. (f/k/a Carr
                                        Business Machines of Great Neck, Inc.),
                                     CAPITOL OFFICE SOLUTIONS, INC.,
                                     DISTINCTIVE BUSINESS PRODUCTS,  INC.,
                                     LEWAN & ASSOCIATES, INC. (f/k/a Lewan
                                        Acquisition, Inc.),
                                     PROVIEW, INC.,
                                     CENTRE BUSINESS PRODUCTS, INC.,
                                     DANIEL COMMUNICATIONS, INC.,
                                     OFFICE TECH INCORPORATED,
                                     COLUMN OFFICE EQUIPMENT, INC.,
                                     ARMDAP, INC. (d/b/a Advanced Business
                                        Systems (d/b/a ABM)),
                                     AVPRESENTATIONS, INC.,
                                     BRINCKMANN & ASSOCIATES, INC.,
                                     ECOM-DIVISION, INC.,
                                     N&L ENTERPRISES, INC.,
                                     OFFICE SOLUTIONS, INC.,
                                     NORTHEAST COPIER SYSTEMS, INC.,
                                     ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.,
                                     ATLANTIC BUSINESS SYSTEMS, INC.,
                                     ADVANCED BUSINESS AUTOMATION, INC.,
                                     KOSI OFFICE SYSTEMS, INC.,  as Borrowers

                                     By:
                                         ---------------------------------------
                                     Name:  Raymond Schilling
                                     Title: Vice President of each such Borrower


                  [Signatures Continued On The Following Page]

                                     AGENTS AND LENDERS:

                                     FIRST UNION NATIONAL BANK, as
                                     Administrative Agent and as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     KEY CORPORATE CAPITAL INC., as
                                     Syndication Agent and as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     THE BANK OF NOVA SCOTIA,
                                     as Documentation Agent and as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     SUNTRUST BANK, TAMPA BAY, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     COMERICA BANK, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     RAYMOND JAMES BANK, FSB, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     BANK LEUMI LE-ISRAEL B.M., MIAMI
                                     AGENCY, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     FLEET SECURITIES, INC., as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     NATIONAL BANK OF CANADA, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     BANK AUSTRIA CREDITANSTALT
                                     CORPORATE FINANCE, INC., as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     MORGAN STANLEY DEAN WITTER PRIME INCOME
                                     TRUST, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     TORONTO DOMINION (NEW YORK), INC.,
                                     as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     Sankaty Advisors, Inc., as Collateral
                                     Manager for GREAT POINT CLO 1999-1 LTD., as
                                     Term Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     SANKATY HIGH YIELD PARTNERS II, L.P.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     HELLER FINANCIAL, INC., as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     ANTARES CAPITAL CORPORATION, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                  [Signatures Continued On The Following Page]

                                     CHASE MANHATTAN BANK, as Trustee of the
                                     Antares Funding Trust created under Trust
                                     Agreement dated as of November 30, 1999, as Lender

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------